UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  April 23, 2010

American River Bankshares
(Exact name of registrant as specified in its chapter)

California	0-31525	68-0352144
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

3100 Zinfandel Drive, Suite 450, Ranch Cordova, California		95670
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (916) 851-0123

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 26 Pages
The Index to Exhibits is on Page 3

Item 1.01. Entry into a Material Definitive Agreement.

On April 23, 2010, the registrant executed an amendment to a lease (the “Lease Amendment”) with PGOCC, LLC, a Delaware limited liability company. PGOCC, LLC, is the successor to One Capital Center. This is the first amendment to the lease originally entered into with One Capital Center on May 17, 2005. The Lease Amendment relates to office space currently occupied by the issuer. The premises are located at 3100 Zinfandel Drive, Rancho Cordova, California. The Lease Amendment covers the expansion of the existing premises by 4,480 square feet for a term of eighty-four (84) months. The expansion premises is anticipated to be occupied on August 1, 2010 based on the current construction schedule and is intended to house existing employees relocated from an existing branch location. In addition, the lease on the existing premises will be extended to expire concurrently with the term of the expansion premises. The foregoing description is qualified by reference to the Lease Amendment attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	First Amendment to Lease Agreement between PGOCC, LLC, a Delaware limited liability company and American River Bankshares, a California corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RIVER BANKSHARES

/s/ Mitchell A. Derenzo
April 23, 2010	Mitchell A. Derenzo, Chief Financial Officer

Page 2 of 26 Pages

INDEX TO EXHIBITS

Exhibit No.	Description	Page

99.1	First Amendment to Lease Agreement between PGOCC, LLC, a Delaware limited liability company and American River Bankshares, a California corporation.	4

Page 3 of 26 Pages